United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 19, 2008

______________

Date of Report

[Date of Earliest Event Reported]

BULLION MONARCH MINING, INC.

(Exact name of Registrant as specified in its Charter)

Utah	001-03896	20-1885668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

299 East 950 South

Orem, Utah 84058

 (Address of Principal Executive Offices)

(801) 426-8111

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

See Exhibit 99.1 Press Release dated March 19, 2008, a copy of which is attached hereto and incorporated herein by reference.  Bullion Monarch Mining, Inc., announced that it has reached a major milestone in the process to recover oil from oil shale.  Through its majority owned subsidiary, Enshale, Inc. (“EnShale”), has formed a business relationship with its technical advisors, Emery Energy Company, LLC, a Utah limited liability company; and the Idaho National Laboratory, a Division of the U.S. Department of Energy, who have delivered a detailed report of their analysis and modeling of a commercial plant for EnShale’s patent pending process of extracting oil from oil shale.  With these reports, EnShale can now work on the next step of demonstration plant to verify the results that indicate Enshale’s process can potentially produce oil from oil shale for less than $30 USD per barrel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description

Exhibit No.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLION MONARCH MINING, INC.

Date:	03/19/2008	By:	/s/R. Don Morris
R. Don Morris
President and Director

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